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                                                                    EXHIBIT 21.1

                             MCAFEE ASSOCIATES, INC.

                Consolidated Subsidiaries at December 31, 1996


1.     Saber Software Corporation
2.     McAfee (UK) Limited
3.     Saber Software GmbH
4.     IPE Corporation, Ltd.
5.     McAfee France, S.A.
6.     McAfee Europe B.V.
7.     McAfee Development Centre GmbH
8.     Vycor Corporation
9.     FSA Corporation
10.    FSA Combination Corporation
11.    FSA Subsidiary Corporation
12.    McAfee Canada Software, Inc.




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